UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 25, 2005
Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-5318	25-0900168
(Commission File Number)	(IRS Employer Identification No.)
World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650-0231
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (724) 539-5000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On July 27, 2005, Kennametal Inc. (the Company) issued a press release announcing financial results for its fourth quarter ended June 30, 2005.
The press release contains certain non-GAAP financial measures, including net income and diluted earnings per share, in each case excluding special items. The special items include: FSS goodwill impairment charge, loss on assets held for sale, restructuring charges, Widia integration costs, pension curtailment, gain on Toshiba investment and charges related to a note receivable. The press release also contains free operating cash flow, debt to capital and adjusted return on invested capital, which are also non-GAAP measures and are defined below.
Kennametal management excludes these items in measuring and compensating internal performance to more easily compare the Company’s financial performance period to period. Kennametal management believes that presentation of these non-GAAP financial measures provides useful information about the results of operations of the Company for the current, past and future periods.
Management believes that investors should have available the same information that management uses to assess operating performance, determine compensation and assess the capital structure of the Company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
Free Operating Cash Flow
Free operating cash flow is a non-GAAP financial measure and is defined as cash provided by operations (in accordance with GAAP) less capital expenditures plus proceeds from disposals of fixed assets. Management considers free operating cash flow to be an important indicator of Kennametal’s cash generating capability because it better represents cash generated from operations that can be used for strategic initiatives (such as acquisitions), dividends, debt repayment and other investing and financing activities.
Debt to Capital
Debt to equity in accordance with GAAP is defined as total debt divided by shareowners’ equity. Debt to capital is a non-GAAP financial measure and is defined by Kennametal as total debt divided by total shareowners’ equity plus minority interest plus total debt. Management believes that this financial measure provides additional insight into the underlying capital structuring and performance of the Company.
Adjusted Return on Invested Capital
Adjusted Return on Invested Capital is a non-GAAP financial measure and is defined as the previous 12 months’ net income, adjusted for interest expense and special items, divided by the sum of the previous 12 months’ average balances of debt, securitized accounts receivable, minority interest and shareowners’ equity. Management believes that this financial measure provides additional insight into the underlying capital structuring and performance of the Company. Management utilizes this non-GAAP measure in determining compensation and assessing the operations of the Company.
A copy of the Company’s earnings announcement is furnished under Exhibit 99.1 attached hereto. Reconciliations of the above non-GAAP financial measures are included in the earnings announcement.
Additionally, during our quarterly teleconference we may use various other non-GAAP financial measures to describe the underlying operating results. Accordingly, we have compiled below certain reconciliations as required by Regulation G.

Primary Working Capital
Primary working capital is a non-GAAP presentation and is defined as accounts receivable, net plus inventories, net minus accounts payable. The most directly comparable GAAP measure is working capital, which is defined as current assets less current liabilities. We believe primary working capital better represents Kennametal’s performance in managing certain assets and liabilities controllable at the business unit level and is used as such for internal performance measurement.
EBIT
EBIT is an acronym for Earnings Before Interest and Taxes and is not a calculation in accordance with GAAP. The most directly comparable GAAP measure is net income. However, we believe that EBIT is widely used as a measure of operating performance and we believe EBIT to be an important indicator of the Company’s operational strength and performance. Nevertheless, the measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining liquidity that is calculated in accordance with GAAP. Additionally, Kennametal will adjust EBIT for restructuring charges, interest income and other items. Management uses this information in reviewing operating performance and in the determination of compensation.
Adjusted Sales
Kennametal adjusts current period sales as reported under GAAP for specific items including foreign currency translation. Management believes that adjusting the current period sales as reported under GAAP yields a more consistent comparison of year over year results and provides additional insight into the underlying operations. Management uses this information in reviewing operating performance and in the determination of compensation.

SUPPLEMENTAL INFORMATION AND RECONCILIATIONS
FINANCIAL HIGHLIGHTS
RECONCILIATION OF PRIMARY WORKING CAPITAL TO GAAP WORKING CAPITAL (Unaudited)

	June 30,
	2005	2004
Current assets	$831,062	$796,945
Current liabilities	428,658	486,527

Working capital in accordance with GAAP	$402,404	$310,418

Excluding items:
Cash and cash equivalents	(43,220)	(25,940)
Deferred income taxes	(70,391)	(95,240)
Other current assets	(37,466)	(40,443)

Total excluded current assets	$(151,077)	$(161,623)

Adjusted current assets	679,985	635,322

Short-term debt, including notes payable	(50,889)	(126,807)
Accrued liabilities	(222,930)	(211,504)

Total excluded current liabilities	$(273,819)	$(338,311)

Adjusted current liabilities	154,839	148,216

Primary working capital	$525,146	$487,106

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FINANCIAL HIGHLIGHTS (Continued)
KENNAMETAL INC. EBIT RECONCILIATION (Unaudited)

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Net income, as reported	$37,740	$29,852	$119,291	$73,578

As % of sales	6.1%	5.5%	5.2%	3.7%

Add back:

Interest	7,897	6,405	27,277	25,884

Taxes	21,854	14,154	61,394	35,500

EBIT	67,491	50,411	207,962	134,962

Additional adjustments:

Minority interest	238	(36)	3,592	1,596

Restructuring and asset impairment charges (1)	—	—	4,707	6,520

Loss on assets held for sale	—	—	1,546	—

Widia integration	—	—	—	1,559

Pension curtailment	—	—	—	1,299

Gain on Toshiba investment	—	—	—	(4,397)

Note receivable	—	—	—	2,000

Interest income	(1,384)	(369)	(3,462)	(1,620)

Securitization fees	981	443	3,186	1,679

Adjusted EBIT	$67,326	$50,449	$217,531	$143,598

Adjusted EBIT as % of sales	10.9%	9.3%	9.4%	7.3%

(1)	For the twelve months ended June 30, 2004, includes charges in cost of goods sold and restructuring expense.
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FINANCIAL HIGHLIGHTS (Continued)
MSSG SEGMENT (Unaudited)

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Sales, as reported	$369,297	$326,377	$1,378,594	$1,198,505

Foreign currency exchange	(10,964)	—	(46,884)	—

Adjusted sales	$358,333	$326,377	$1,331,710	$1,198,505

MSSG EBIT (Unaudited)

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
MSSG operating income, as reported	$52,260	$43,720	$187,410	$126,657

As % of sales	14.2%	13.4%	13.6%	10.6%

Other income (expense)	3,203	669	4,449	2,608

EBIT	55,463	44,389	191,859	129,265

Adjustments:

MSSG restructuring (1)	—	—	—	5,023
Widia integration	—	—	—	1,511

EBIT, excluding special items	$55,463	$44,389	$191,859	$135,799

As % of sales	15.0%	13.6%	13.9%	11.3%

(1)	Includes charges in cost of goods sold and restructuring expense.
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FINANCIAL HIGHLIGHTS (Continued)
AMSG SEGMENT (Unaudited)

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Sales, as reported	$171,165	$119,227	$546,838	$419,073

Foreign currency exchange	(2,211)	—	(9,728)	—

Adjusted sales	$168,954	$119,227	$537,110	$419,073

AMSG EBIT (Unaudited)

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
AMSG operating income, as reported	$30,319	$16,793	$80,932	$53,168

As % of sales	17.7%	14.1%	14.8%	12.7%

Other (expense) income	83	902	(1,116)	2,017

EBIT	30,402	17,695	79,816	55,185

Adjustments:

AMSG restructuring (1)	—	—	—	1,497

Widia integration	—	—	—	48

EBIT, excluding special items	$30,402	$17,695	$79,816	$56,730

As % of sales	17.8%	14.8%	14.6%	13.5%

(1)	Includes charges in cost of goods sold and restructuring expense.
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FINANCIAL HIGHLIGHTS (Continued)
J&L SEGMENT (Unaudited)

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Sales, as reported	$66,031	$59,741	$255,840	$218,295

Foreign currency exchange	(200)	—	(1,715)	—

Adjusted sales	$65,831	$59,741	$254,125	$218,295

J&L EBIT (Unaudited)

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
J&L operating income, as reported	$7,592	$6,137	$27,094	$19,547

As % of sales	11.5%	10.3%	10.6%	9.0%

Other (expense) income	11	3	19	26

EBIT	7,603	6,140	27,113	19,573

Adjustments	—	—	—	—

EBIT, excluding special items	$7,603	$6,140	$27,113	$19,573

As % of sales	11.5%	10.3%	10.6%	9.0%
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FINANCIAL HIGHLIGHTS (Continued)
FSS SEGMENT (Unaudited)

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Sales, as reported	$12,665	$36,513	$122,895	$135,568

Foreign currency exchange	(62)	—	(650)	—

Adjusted sales	$12,603	$36,513	$122,245	$135,568

FSS EBIT (Unaudited)

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
FSS operating income (loss), as reported	$265	$882	$(4,105)	$818

As % of sales	2.1%	2.4%	(3.3%)	0.6%

Other (expense) income	(173)	—	(169)	2

EBIT	92	882	(4,274)	820

Adjustments:

FSS goodwill impairment charge	—	—	4,707	—

Loss on assets held for sale	—	—	1,546	—

EBIT, excluding special items	$92	$882	$1,979	$820

As % of sales	0.7%	2.4%	1.6%	0.6%
Item 8.01 Other Events
On July 25, 2005, the Board of Directors of Kennametal Inc. reaffirmed the Company’s previously authorized share repurchase program to purchase up to 1.8 million shares of the Company’s common stock. A copy of the Company’s announcement is furnished under Exhibit 99.1 attached hereto.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1 Fiscal 2005 Fourth Quarter Earnings Announcement
-end-

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: July 27, 2005	By:	/s/ Timothy A. Hibbard

Timothy A. Hibbard
Corporate Controller and Chief
Accounting Officer